SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mutual Fund Series Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

__________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

__________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

__________________________________________________________________________________

5)	Total fee paid:

__________________________________________________________________________________

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

__________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

__________________________________________________________________________________

3)	Filing Party:

__________________________________________________________________________________

4)	Date Filed:

__________________________________________________________________________________

Explanatory Note

This Amendment No. 1 (the “Proxy Statement Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Mutual Fund Series Trust (the “Trust”), on behalf of its series Catalyst/SMH Total Return Income Fund, with the Securities and Exchange Commission on April 30, 2024, amends and replaces the section under the heading “Introduction” as included on page 1 of the Proxy Statement. The Proxy Statement Amendment further corrects a reference to the Proxy Statement as an “Information Statement” on page 10 of the Proxy Statement. The information set forth in the Proxy Statement remains unchanged except as set forth in this Proxy Statement Amendment, in which case the information in the Proxy Statement is superseded by the information in this Proxy Statement Amendment.

Amendment to the Proxy Statement

The first paragraph under the heading “Introduction” as included on page 1 of the Proxy Statement misstated the date that the form of proxy was mailed to shareholders as June 4, 2024. The correct mailing date to shareholders is April 30, 2024. The penultimate paragraph under the heading “Introduction” as included on page 1 of the Proxy Statement misstated the record date as June 4, 2024. The correct record date, as stated elsewhere throughout the proxy, is April 16, 2024.

The first paragraph on page 10 of the Proxy Statement erroneously refers to the Proxy Statement as an “Information Statement”.

By this Proxy Statement Amendment, the Trust is filing an amended “Introduction” to the Proxy Statement as set forth below:

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Mutual Fund Series Trust (the “Trust”) on behalf of Catalyst/SMH Total Return Income Fund (the “Fund”), for use at a special meeting of shareholders of the Trust (the “Meeting”) to be held at the offices of Thompson Hine LLP, 41 South High Street, Columbus, OH 43215, on June 4, 2024, at 10:00 a.m. Eastern time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about April 30, 2024.

The Board has called the Meeting for the following purposes:

1.	To approve a new investment advisory agreement with Catalyst Capital Advisors LLC (“Catalyst”), the Fund’s investment advisor (“Catalyst”). Under the new advisory agreement, Catalyst is seeking a higher advisory fee in connection with material changes to the Fund’s investment objective and principal investment strategies.

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 16, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

The Fund’s most recent annual report, including financial statements and schedules, is available at no charge by visiting www.catalystmf.com, sending a written request to the Fund, 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022, or calling toll-free 1-855-552-4596.

The first paragraph on page 10 of the Proxy Statement is amended as follows:

The New Sub-Advisory Agreement is attached as Appendix B. You should read the New Sub-Advisory Agreement. The description in this Proxy Statement of the New Sub-Advisory Agreement is only a summary.